                                                                    Exhibit 8(b)

                            TRANSFER AGENT CONTRACT

     TRANSFER AGENT CONTRACT (this "AGREEMENT"), dated this 20th day of March, 1998, between WM Trust I (the "Trust"), a Massachusetts business trust, and WM Shareholder Services, Inc. (the "Transfer Agent"), a Washington corporation.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Trust is a diversified, open-end series management investment company registered under the Investment Company Act of 1940, as amended (the "1940" Act); and

     WHEREAS, the Trust is authorized to issue shares in separate series representing a separate portfolio of securities and other assets (being referred to hereinafter as a "Fund");

     WHEREAS, each Fund desires the Transfer Agent to perform the services set forth in Schedule A attached hereto and incorporated herein by reference, and the Transfer Agent is willing to perform such services;

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

          The Transfer Agent shall perform for the Fund the services set forth in Schedule A for a monthly fee as set forth in Schedule B attached hereto and incorporated herein by reference.

          The Fund agrees to reimburse the Transfer Agent for postage, the procurement and/or printing of statements, envelopes, checks, reports, tax forms, proxies, or other forms of printed material required in the performance of its services to the Fund under this Agreement.

          The Fund agrees to reimburse the Transfer Agent for all freight and other delivery charges and insurance or bonding charges incurred by the Transfer Agent in delivering materials to and from the Fund and its shareholders ("Shareholders").

          The Fund agrees to reimburse the Transfer Agent for all direct telephone expenses incurred by the Fund in calling Shareholders regarding their Fund transactions, accounts, and for any other Fund business.

          The Fund agrees that all computer programs and procedures developed to perform services required under this Agreement are the property of the Transfer Agent and the Transfer Agent agrees that all records and other data, except computer programs and procedures, are the property of the Fund. The Transfer Agent agrees that it will furnish all records and other data as may be requested to the Fund immediately upon termination of this Agreement for any reason whatsoever.

          The Transfer Agent agrees to treat all records and other information relative to the Fund with utmost confidence and further agrees that all records maintained by the Transfer Agent for the Fund shall be open to inspection and audit at reasonable times by the officers, agents or auditors employed by the Fund and that such records shall be preserved and retained by the Transfer Agent so long as this agreement shall remain in effect.

          The Transfer Agent shall not be liable for any damage, loss of data, delay or any other loss caused by any such power failure or machine breakdown, except that the Transfer Agent shall be liable for actual out-of-pocket costs caused by any such power failure or machine breakdown, and the Transfer Agent shall recover the data in process that is assumed lost during any power failure or machine breakdown.

          The Transfer Agent will maintain in force through the duration of this Agreement a fidelity bond in a face amount not less than $1,000,000 written by a reputable insurance company, covering theft, embezzlement, forgery and other acts of malfeasance by the Transfer Agent, its employees, or agents in connection with services performed for the Fund.

          This agreement may be terminated without the payment of any penalty by either party upon (180) days' written notice thereof given by the Fund to the Transfer Agent and upon one hundred eighty (180) days' written notice thereof given by the Transfer Agent to the Fund.

          Any notice shall be officially given when sent by registered or certified mail by either party to the foregoing addresses, provided that either party may notify the other by regular mail of any changed address to which such notices should be sent.

          This Agreement constitutes the entire Agreement between the parties and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.

          A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as trustees and not individually, on further behalf of the Fund, and that the obligations of this Agreement shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

     IN WITNESS WHEREOF, the parties hereto cause this Agreement to be executed by their officers designated below as of the date first above-written.

                              WM TRUST I, on behalf of its series
                              BOND & STOCK FUND
                              GROWTH & INCOME FUND
                              INCOME FUND
                              U.S. GOVERNMENT SECURITIES FUND
                              TAX-EXEMPT BOND FUND
                              MONEY MARKET FUND
                              TAX-EXEMPT MONEY MARKET FUND
                              NORTHWEST FUND
                              HIGH YIELD FUND



                              By: /s/ William G. Papesh
                                 ---------------------------
                                    William G. Papesh
                                    President




                              WM SHAREHOLDER SERVICES, INC.



                              By: /s/ Jeffrey L. Lunzer
                                 ---------------------------
                                    Jeffrey L. Lunzer
                                    Vice President

                                   SCHEDULE A

I.   Shareholder Services

     A. Maintain all Shareholder records on electronic data processing equipment, including:

          1.   Share balances

          2.   Account transaction history

          3.   Names and addresses

          4.   Distribution records

          5.   Transfer records

          6.   Over-all control records

     B.   New Accounts

          1. Deposit all monies received into a Fund custody account maintained by the Fund's custodian.

          2.   Set up account according to Shareholders' instructions

          3.   Issue and mail shareholder confirmations

     C.   Additional Purchases

          1. Deposit monies received into a Fund custody account maintained by the Fund's custodian.

          2.   Issue Shareholder confirmations

     D.   Redemptions

          1.   Liquidate shares upon Shareholder request

          2. Make payments of redemption proceeds in accordance with the Fund's then current prospectus.

          3.   Issue and mail Shareholder confirmation

     E. Transfer shares as requested, including obtaining necessary papers and documents to satisfy transfer requirements. On irregular transfers requiring special legal opinions, such special legal fees, if any, are to be paid for by the Fund.

     F.   Process changes, corrections of addresses and registrations

     G.   Maintain service with Shareholders as follows:

          1. Activity required to receive, process and reply to Shareholders' correspondence regarding account matters

          2. Refer correspondence regarding investment matters to the Fund with sufficient account data to answer

          3. Contact Shareholders directly to settle problems and answer questions

     H.   Compute distributions, dividends and capital gains

          1. Make payment or reinvest in additional shares as directed by shareholders according to provisions of the Fund's then current prospectus

          2. Advise each Shareholder of the amount of dividends received and tax status annually

     I.   Produce transcripts of shareholder account history as required

     J. Maintain the controls associated with the computer programs and manual systems to arrive at the Fund's total shares outstanding

     K. Receive mail and perform other administrative functions relating to transfer agent work

II.  Other Services

     A.   Mailing services to shareholders

     B.   Services in connection with any stock splits

     C. Develop special reports for Fund officers regarding statistical and accounting data pertaining to the Fund. Fund shall pay for out-of-pocket expenses charged by vendors to develop such reports or portions thereof

     D.   Voice response unit

     E.   NSCC support

                 SCHEDULE B: MONTHLY SHAREHOLDER SERVICING FEES
                                 March 20, 1998



Bond & Stock Fund

Growth & Income Fund

Northwest Fund

Income Fund

Tax-Exempt Bond Fund

U. S. Government Securities Fund

High Yield Fund

Money Market Fund
      First 25,000 accounts
      Each additional account

Tax-Exempt Money Market Fund
      First 25,000 accounts
      Each additional account


Fees Include Fee Per Account Per Month
             -------------------------

            Class B & S
Class A    If Outstanding
---------  --------------
$1.25               $1.35

$1.25               $1.35

$1.25               $1.35

$1.45               $1.55


$1.45               $1.55

$1.45               $1.55

$1.45               $1.55

$1.85               $1.95
$1.55               $1.65


$1.85               $1.95
$1.55               $1.65


     Shareholder and Broker Servicing
     Transaction Processing, Correspondence, and Research
     Settlement and Reconciliation
     Corporate Actions
     Tax Reporting and Compliance
     NSCC Support
     Management Company and Broker/Dealer Support
     Asset Allocation Processing for all distribution channels
Additional charges will be made for out-of-pocket expenses according to Schedule C.

                                   SCHEDULE C

                             OUT-OF-POCKET EXPENSES

     The Funds shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

       NSCC charges
       Banking fees
       Voice response unit
       Microfiche/Microfilm/Image production
       Magnetic media tapes and freight
       Printing costs, including certificates, envelopes, checks and stationery Postage (bulk, pre-sort, ZIP+4, bar-coding, first class) direct pass through to the Funds
       Due diligence mailings
       Telephone and telecommunication costs, including all lease, maintenance and line costs
       Ad hoc reports
       Shareholder transcripts
       Proxy solicitations, mailings and tabulations
       Daily & Distribution advice mailings
       Shipping, Certified and Overnight mail and insurance
       Year-end form production and mailings
       Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines Duplicating services
       Courier services
       Incoming and outgoing wire charges
       Federal Reserve charges for check clearance
       Overtime, as approved by the Funds
       Temporary staff, as approved by the Funds
       Travel and entertainment, as approved by the Funds
       Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
       Third party audit reviews
       Ad hoc programming time
       Insurance
       Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement